Exhibit 23.1









INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by Reference in Registration Statement No. 333-1154 of Hallwood Consolidated Resources Corporation on Form S-8 of our report dated February 27, 1998, appearing in this Annual Report on Form 10-K of Hallwood Consolidated Resources Corporation for the year ended December 31, 1997.



DELOITTE & TOUCHE LLP

Denver, Colorado
February 27, 1998




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